                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: November 10, 2008

                      CITIGROUP GLOBAL MARKETS HOLDINGS INC.



                      By: /s/ Riqueza V. Feaster
                         --------------------------------------------
                         Name:  Riqueza V. Feaster
                         Title: Assistant Secretary


                      CITIGROUP INC.



                      By: /s/ Riqueza V. Feaster
                         --------------------------------------------
                         Name:  Riqueza V. Feaster
                         Title: Assistant Secretary